Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma Combined Financial Statements of the Business Process Outsourcing Business of Xerox Corporation (“Xerox”) and related operations (the “BPS Business”) consist of unaudited pro forma Combined Statements of Loss for the nine months ended September 30, 2015 and September 30, 2016 and the year ended December 31, 2015, and an unaudited pro forma Combined Balance Sheet as of September 30, 2016, which have been derived from the historical Combined and Condensed Combined Financial Statements of Conduent Incorporated (“Conduent” or “we”). To effect the separation, Xerox will first undertake a series of internal transactions (the “Internal Transactions”), following which Conduent will hold, directly or through its subsidiaries, the BPS Business. The separation will be completed by way of a pro rata distribution of all of the Conduent shares held by Xerox to Xerox’s shareholders (the “Distribution” and the date of such Distribution, the “Distribution Date”.

The unaudited pro forma Combined Financial Statements reflect adjustments to our historical financial results in connection with the Spin-Off and Distribution. The unaudited pro forma Combined Statements of Loss give effect to the Spin-Off and Distribution as if they had occurred on January 1, 2015, the beginning of our most recently completed fiscal year. The unaudited pro forma Combined Balance Sheet gives effect to these events as if they occurred as of September 30, 2016, our latest balance sheet date.

Our unaudited pro forma Combined Financial Statements have been prepared to reflect adjustments to our historical Combined and Condensed Combined Financial Statements that are: (i) factually supportable, (ii) directly attributable to the Spin-Off and Distribution and (iii) with respect to unaudited pro forma Combined Statements of Loss, expected to have a continuing impact on the BPS Business following the completion of the Spin-Off and Distribution. However, such adjustments are subject to change based on the finalization of the terms of the Spin-Off and related transaction agreements. The unaudited pro forma Combined Financial Statements have been adjusted to give effect to the following (collectively, the “Pro Forma Transactions”):

•	the incurrence of debt, including this offering of notes, as part of the plan to capitalize Conduent and its subsidiaries with total cash of approximately $400 million and total principal debt of approximately $2,250 million;

•	the Xerox Cash Transfer of approximately $1,903 million;

•	the exchange of all of the outstanding shares of Xerox Series A Preferred Stock for shares of Xerox Series B Preferred Stock and shares of Conduent Series A Preferred Stock;

•	the settlement of related party account balances between us and Xerox;

•	the transfer of certain corporate and other assets and liabilities between us and Xerox;

•	the removal of non-recurring separation costs, which were incurred during the nine months ended September 30, 2016; and

•	the tax-free distribution, for U.S. federal income tax purposes, of shares of Conduent common stock to Xerox shareholders, based on the distribution of one share of Conduent common stock for every five Xerox common shares outstanding as of the record date for the distribution, and the resulting redesignation of Xerox’s historical net investment as common stock and additional paid-in capital.

Our historical Combined and Condensed Combined Financial Statements include an allocation of general corporate expenses from Xerox. These expenses include costs for corporate functions including senior management, legal, human resources, finance and accounting, treasury, information technology, marketing and communication, internal audit and other shared services. The financial information in our historical Combined and Condensed Combined Financial Statements

does not necessarily include all the expenses that would have been incurred by the BPS Business had it been a separate, standalone company. To operate as an independent, publicly traded company, we expect to incur costs to replace certain services previously provided by Xerox, which costs may be higher than those reflected in our historical Combined and Condensed Combined Financial Statements, in addition to increased administrative and other costs. Due to the scope and complexity of these activities, the amount and timing of these incremental costs could vary. Due to the regulations governing the preparation of pro forma financial statements, the unaudited pro forma Combined Financial Statements do not reflect these incremental costs associated with being an independent, publicly traded company because they are projected amounts based on subjective estimates and are not factually supportable. The unaudited pro forma Combined Financial Statements do not reflect the expected charges or the expected realization of any cost savings or other synergies.

The unaudited pro forma Combined Financial Statements should be read together with our historical Combined and Condensed Combined Financial Statements and the notes thereto, “Risk Factors,” “Capitalization,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The Spin-Off” sections of Conduent’s Registration Statement on Form 10, as amended, and Conduent’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, filed with the Securities and Exchange Commission. The unaudited pro forma Combined Financial Statements are provided for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Spin-Off and Distribution been completed on the dates assumed. The unaudited pro forma Combined Financial Statements also may not be indicative of our future results of operations or financial position as a standalone public company.

BUSINESS PROCESS OUTSOURCING BUSINESS OF XEROX CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF LOSS

NINE MONTHS ENDED SEPTEMBER 30, 2016

($ in millions except per share data)	Historical	Pro forma Adjustments	Notes		Pro Forma
Revenues
Outsourcing	$4,856	$—			$4,856
Related party	38	—			38

Total Revenues	4,894	—			4,894

Costs and Expenses
Cost of outsourcing	4,079	—			4,079
Related party cost of services	28	—			28
Research and development	25	—			25
Selling, administrative and general	517	—			517
Restructuring and related costs	57	—			57
Amortization of intangible assets	200	—			200
Separation costs	34	(34)	(e	)	—
Related party interest	30	(30)	(c	)	—
Interest expense	3	103	(a	)	106
Other expenses, net	7	—			7

Total Costs and Expenses	4,980	39			5,019

Loss before Income Taxes	(86)	(39)			(125)
Income tax benefit	(54)	(27)	(f	)	(81)

Loss from Continuing Operations	$(32)	$(12)			$(44)
Preferred dividends	—	(7)	(i	)	(7)

Loss Attributable to Common Shareholders	$(32)	$(19)			$(51)

Pro Forma Earnings per Share:
Basic Loss per Share:
Continuing operations			(i	)	$(0.25)

Diluted Loss per Share:
Continuing operations			(i	)	$(0.25)

Pro Forma shares outstanding (thousands):
Basic			(i	)	202,672

Diluted			(i	)	202,672

The accompanying notes are an integral part of these Unaudited Pro Forma Combined Financial Statements.

BUSINESS PROCESS OUTSOURCING BUSINESS OF XEROX CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF LOSS

YEAR ENDED DECEMBER 31, 2015

($ in millions except per share data)	Historical	Pro forma Adjustments	Notes		Pro Forma
Revenues
Outsourcing	$6,609	$—			$6,609
Related party	53	—			53

Total Revenues	6,662	—			6,662

Costs and Expenses
Cost of outsourcing	5,937	—			5,937
Related party cost of services	40	—			40
Research and development	52	—			52
Selling, administrative and general	699	—			699
Restructuring and asset impairment charges	159	—			159
Amortization of intangible assets	250	—			250
Related party interest	61	(61)	(c	)	—
Interest expense	8	137	(a	)	145
Other expenses, net	30	—			30

Total Costs and Expenses	7,236	76			7,312

Loss before Income Taxes	(574)	(76)			(650)
Income tax benefit	(238)	(32)	(f	)	(270)

Loss from Continuing Operations	$(336)	$(44)			$(380)
Preferred dividends	—	(10)	(i	)	(10)

Loss Attributable to Common Shareholders	$(336)	$(54)			$(390)

Pro Forma Earnings per Share:
Basic Loss per Share:
Continuing operations			(i	)	$(1.83)

Diluted Loss per Share:
Continuing operations			(j	)	$(1.83)

Pro Forma shares outstanding (thousands):
Basic			(i	)	212,905

Diluted			(j	)	212,905

The accompanying notes are an integral part of these Unaudited Pro Forma Combined Financial Statements.

BUSINESS PROCESS OUTSOURCING BUSINESS OF XEROX CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF LOSS

NINE MONTHS ENDED SEPTEMBER 30, 2015

($ in millions except per share data)	Historical	Pro forma Adjustments	Notes		Pro Forma
Revenues
Outsourcing	$4,892	$—			$4,892
Related party	40	—			40

Total Revenues	4,932	—			4,932

Costs and Expenses
Cost of outsourcing	4,505	—			4,505
Related party cost of services	29	—			29
Research and development	39	—			39
Selling, administrative and general	522	—			522
Restructuring and related costs	160	—			160
Amortization of intangible assets	187	—			187
Related party interest	50	(50)	(c	)	—
Interest expense	7	103	(a	)	110
Other expenses, net	15	—			15

Total Costs and Expenses	5,514	53			5,567

Loss before Income Taxes	(582)	(53)			(635)
Income tax benefit	(237)	(23)	(f	)	(260)

Loss from Continuing Operations	$(345)	$(30)			$(375)
Preferred dividends	—	(7)	(i	)	(7)

Loss Attributable to Common Shareholders	$(345)	$(37)			$(382)

Pro Forma Earnings per Share:
Basic Loss per Share:
Continuing operations			(i	)	$(1.77)

Diluted Loss per Share:
Continuing operations			(j	)	$(1.77)

Pro Forma shares outstanding (thousands):
Basic			(i	)	216,004

Diluted			(j	)	216,004

The accompanying notes are an integral part of these Unaudited Pro Forma Combined Financial Statements.

BUSINESS PROCESS OUTSOURCING BUSINESS OF XEROX CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in millions)	Historical	Pro forma Adjustments	Notes	Pro Forma
Assets
Cash and cash equivalents	$148	$252	(a)	$400
Accounts receivable, net	1,420	—		1,420
Related party notes receivable	205	(205)	(c)	—
Other current assets	247	—		247

Total current assets	2,020	47		2,067
Land, buildings and equipment, net	264	(2)	(d)	262
Intangible assets, net	1,225	—		1,225
Goodwill	4,850	—		4,850
Other long-term assets	564	4	(d)	568

Total Assets	$8,923	$49		$8,972

Liabilities and Net Parent Equity
Short-term debt and current portion of long-term debt	$22	$—		$22
Related party notes payable	1,106	(1,106)	(c)	—
Accounts payable	116	—		116
Accrued compensation and benefits costs	245	(5)	(d)	240
Unearned income	208	—		208
Other current liabilities	609	19	(d)(g)	628

Total current liabilities	2,306	(1,092)		1,214
Long-term debt	26	2,155	(a)	2,181
Pension and other benefit liabilities	151	—		151
Deferred taxes	781	18	(f)(g)	799
Other long-term liabilities	169	—		169

Total Liabilities	3,433	1,081		4,514

Series A Convertible Preferred Stock	—	140	(b)	140

Net Parent Equity:
Common Stock ($0.01 par value)	—	2	(h)	2
Additional paid in capital	—	4,519	(h)	4,519
Net parent investment	5,693	(5,693)	(a)(b)(c) (d)(f)(g)(h)	—
Accumulated other comprehensive loss	(203)	—		(203)

Total Net Parent Equity	5,490	(1,172)		4,318

Total Liabilities and Net Parent Equity	$8,923	$49		$8,972

The accompanying notes are an integral part of these Unaudited Pro Forma Combined Financial Statements.

BUSINESS PROCESS OUTSOURCING BUSINESS OF XEROX CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma Combined Financial Statements as of and for the nine months ended September 30, 2016 and the unaudited pro forma Combined Statement of Loss for the nine months ended September 30, 2015 and the year ended December 31, 2015 include the following adjustments:

(a)	In connection with our separation capitalization plan, we expect to incur additional borrowings in order to redistribute debt between us and Xerox, such that we will have total principal debt of approximately $2,250 million immediately following the separation ($2,200 million of new borrowings plus approximately $50 million of existing debt). We currently expect to effect this separation capitalization plan through a combination of some or all of the following types of borrowings:

•	the loans under the certain term loan facilities that we will plan to enter into; and

•	the senior unsecured notes.

In addition, we expect to enter into a $750 million revolving credit facility (the “Revolving Credit Facility”), which is not expected to be drawn (exclusive of any letters of credit) on the Distribution Date. For purposes of these unaudited pro forma combined financial statements, we have assumed that the additional borrowings will be long-term debt. We have made an adjustment of $252 million to cash and cash equivalents to reflect the $400 million of cash that we expect to have immediately following the separation. Debt issuance costs are expected to be approximately $45 million, which will be capitalized as a reduction of Long-term debt and amortized over the initial weighted-average term of the borrowings. The actual mix of our debt, the amount of debt issuance costs incurred and the amount of cash held by us at the Distribution Date will depend on a number of factors, including market conditions at the time we incur such debt and the total Xerox cash balance at the Distribution Date.

With respect to the additional debt we expect to incur in connection with the separation, we have assumed an initial weighted average annual interest rate of approximately 5.75% and weighted average term of approximately 6 years. The assumed weighted average annual interest rate was derived from information received from prospective lenders, which is based on current market conditions, the historical London Interbank Offered Rate (“LIBOR”) rate, and our anticipated credit ratings. The actual interest rate and term of any such indebtedness may vary from these assumptions and will depend upon the final debt structure that we execute prior to the Spin-Off and Distribution as well as market conditions at that time.

The adjustment to our historical interest expense for the nine months ended September 30, 2015 and September 30, 2016 and the year ended December 31, 2015 to give effect to the incurrence of the debt described above is presented below (in millions):

	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015	Year ended December 31, 2015
Interest on additional debt	$97	$97	$129
Amortization of debt issuance cost	6	6	$8

Total	$103	$103	$137

Interest on additional debt excludes interest associated with borrowings under the Revolving Credit Facility, which is not expected to be drawn at the Distribution Date. However, such credit facility is expected to be utilized from time to time following the Distribution Date and could have an outstanding balance of up to an estimated amount of approximately $750 million at an estimated weighted average annual interest rate of approximately 4.0%.

Each 0.125% change in the estimated weighted average annual interest rate would cause pro forma interest expense to change by approximately $3 million on an annual basis (not including any additional interest expense attributable to borrowings under the Revolving Credit Facility described above).

In accordance with the SEC’s rules governing pro forma adjustments, no pro forma adjustment for imputed interest income on incremental cash balances has been recorded.

For purposes of these unaudited pro forma Combined Financial Statements, the adjustment to Net parent investment represents the distribution to Xerox of all of the proceeds from the new borrowings net of debt issuance costs and the portion of such proceeds retained by us for general corporate purposes. The pro forma adjustment related to our separation capitalization plan is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Cash and cash equivalents	$252
Long-term debt*	$2,155
Net parent investment**	$(1,903)

*	Estimated debt issuance costs of $45 million are included as a reduction of long-term debt.
**	Reflects the transfer to Xerox of $1,903 million of cash.

(b)	In connection with the separation capitalization plan discussed in adjustment (a) above, all of the outstanding shares of Xerox Series A Preferred Stock are expected to be exchanged for shares of Xerox Series B Preferred Stock and shares of Conduent Series A Preferred Stock.

In connection with the Spin-Off, we expect to issue 120,000 shares of Parent Series A Preferred Stock that will be exchanged for Xerox Series A Preferred Stock in this exchange, having an aggregate liquidation preference of $120 million ($1,000 per share) and a carrying value of approximately $140 million. The carrying value of $140 million is based on the proportional share of the carrying value of Xerox Series A Preferred Stock (300,000 shares at $349 million as of September 30, 2016) being exchanged for Conduent Series A Preferred Stock. The Conduent Series A Preferred Stock is expected to pay quarterly cash dividends at a rate of 8% per year (for a total of approximately $10 million per year) and these unaudited pro forma Combined Financial Statements assume all such quarterly dividends were declared and paid in the period presented. Each share of Conduent Series A Preferred Stock is expected to be convertible at any time, at the option of the holder, into 44.9438 shares of our common stock for a total of 5,393 thousand shares (reflecting a conversion price of approximately $22.25 per share of our common stock and after assuming a distribution ratio of one share of our common stock for every five Xerox common shares, as discussed in adjustment (h) below).

The Conduent Series A Preferred Stock issued by us is classified as temporary equity (i.e., apart from permanent equity) as a result of certain contingent redemption features.

The pro forma adjustment related to the exchange of all of the outstanding shares of Xerox Series A Preferred Stock for shares of Xerox Series B Preferred Stock and shares of Conduent Series A Preferred Stock is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Series A Convertible Preferred Stock	$140
Net parent investment	$(140)

(c)	In connection with the separation, Xerox will settle all Related party notes—receivable and payable. The pro forma adjustment related to the settlement of Related Party Notes is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Related party notes receivable	$(205)
Related party notes payable	$(1,106)
Net parent investment	$901

The adjustment to our historical Related party interest expense for the nine months ended September 30, 2015 and September 30, 2016 and the year ended December 31, 2015 to give effect to the settlement of Related Party Notes is presented below (in millions):

	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015	Year ended December 31, 2015
Related party interest	$(30)	$(50)	$(61)

(d)	In connection with the separation, Xerox will transfer certain corporate and other assets and liabilities, to us prior to the Distribution Date. The transfers will include a portion of Xerox’s global real estate portfolio and information technology department, and associated assets and certain liabilities, as well as assets and liabilities related to certain Xerox Research Centers, which will be transferred to us. In addition, we will transfer certain assets and liabilities to Xerox mainly related to our global shared service centers. The expenses, including depreciation, related to these assets and liabilities to be transferred are not material to the unaudited pro forma Combined Financial Statements; accordingly, no incremental expenses are included in the unaudited pro forma Combined Financial Statements.

The pro forma adjustment related to the transfer of these corporate and other assets and liabilities is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Land, buildings and equipment, net	$(2)
Other long-term assets	$4
Accrued compensation and benefits costs	$(5)
Other current liabilities	$8
Net parent investment	$(1)

There may be additional assets and liabilities that may be transferred between Xerox and us in connection with the separation for which the allocation and transfer procedures have not been finalized.

(e)	This adjustment removes non-recurring separation costs of $34 million incurred during the nine months ended September 30, 2016 that are directly related to the separation and the associated deferred tax benefit/asset of $13 million. These costs are included in our historical results of operations for the nine months ended September 30, 2016 but are not expected to have a continuing impact on our results of operations following the completion of the separation. In addition, this adjustment also removes tax expense of $10 million for the estimated income tax on the book/tax basis differences currently associated with our investments in certain subsidiaries that are expected to be impacted by the Internal Transactions previously noted.

(f)	The pro forma income tax adjustments were determined using the statutory tax rate in effect in the respective tax jurisdictions during the periods presented.

The adjustment to our historical income tax benefit for the nine months ended September 30, 2015 and September 30, 2016 and the year ended December 31, 2015 to give effect to the pro forma adjustments is presented below (in millions):

	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015	Year ended December 31, 2015
Interest (adjustment (a))	$(40)	$(40)	$(53)
Related party interest (adjustment (c))	10	17	$21
Separation costs (adjustment (e))	3	—	$—

Total	$(27)	$(23)	$(32)

The pro forma adjustment related to income taxes is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Deferred taxes	$3
Net parent investment	$(3)

(g)	This pro forma adjustment includes adjustments for net operating losses, tax credit carryforwards and valuation allowances that had been recorded in the deferred tax accounts. These deferred tax assets for net operating loss and tax credit carryforwards were included in the historical Condensed Combined Balance Sheet as of September 30, 2016 as part of the separate tax return basis calculation of income taxes. These carryforwards were either utilized against Xerox’s income and are not available as future deductions on tax returns or will be retained by Xerox upon separation and as such have been removed from the balance sheet along with the valuation allowance as a pro forma adjustment. In addition, the pro-forma adjustment includes the transfer of credit carryforwards that were previously settled with Xerox but will be retained by the BPS Business upon separation. The actual amounts being assumed and transferred will be determined as of the Distribution Date and may be different from our estimate.

The pro forma adjustment related to the above is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Other current liabilities	$11
Deferred taxes	$15
Net parent investment	$(26)

(h)	Reflects the pro forma recapitalization of our equity. As of the Distribution Date, Xerox’s investment in our business will be redesignated as our shareholders’ equity and will be allocated between common stock and additional paid-in capital based on the number of shares of our common stock outstanding at the Distribution Date. Xerox shareholders will receive shares assuming a distribution ratio of one share of our common stock for every five Xerox common shares outstanding as of the record date for the distribution (1,014 million Xerox shares outstanding at September 30, 2016).

The pro forma adjustment related to recapitalization of our equity is reflected in the unaudited pro forma Combined Balance Sheet as of September 30, 2016 as follows (in millions):

Common stock ($0.01 par value)	$2
Additional paid-in capital	$4,519
Net parent investment*	$(4,521)

*	Represents the Net parent investment remaining after previous adjustments to this line—i.e. adjustments (a), (b), (c), (d), (f) and (g).

(i)	The Loss Attributable to Common Shareholders reflects preferred dividends on the shares of Conduent Series A Preferred Stock discussed in adjustment (b) above. The weighted-average number of shares of our common stock used to compute basic earnings per share for the nine months ended September 30, 2015 and 2016 and the year ended December 31, 2015 is based on the number of weighted average Xerox common shares outstanding during the nine months ended September 30, 2015 and 2016 and the year ended December 31, 2015, respectively, assuming a distribution ratio of one share of our common stock for every five Xerox common shares outstanding.

(j)	The weighted average number of shares used to compute diluted earnings per share is based on the weighted average number of basic shares of our common stock as described in Note (i) above. Since the BPS Business had a net loss for the nine months ended September 30, 2015 and 2016 and the year ended December 31, 2015 incremental shares associated with the stock-based awards granted to our employees under Xerox’s stock based compensation plans — restricted stock units, performance shares and stock options — were not included in the computation of earnings per share in either period since if included they would have been anti-dilutive. In addition, due to loss in all periods presented, shares of common stock of Conduent associated with the shares of Conduent Series A Preferred Stock were not included in the calculation and therefore the related dividend was included for the computation of diluted earnings per share. The actual future impact of potential dilution from stock-based awards granted to our employees under Xerox equity plans will depend on various factors, including employees who may change employment from one company to another. However, we do not currently believe that the future dilutive impact will be material.